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                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MINNESOTA



IN RE:

STOCKWALK GROUP, INC.,                             CHAPTER 11 CASE

              DEBTOR.                              BKY 02-40585


            ORDER AND NOTICE CONFIRMING PLAN AND FIXING TIME LIMITS

      The plan filed by Debtor, its proponent, was transmitted to all creditors and other parties in interest. It has now been determined, after hearing on notice, that the requirements for confirmation set forth in 11 U.S.C Section 1129 have been satisfied.

      IT IS THEREFORE ORDERED:

      1. CONFIRMATION OF PLAN. The plan filed by Stockwalk Group, Inc. on May 21, 2002, dated May 21, 2002, is confirmed.

      2. PROFESSIONAL FEES AND OTHER ADMINISTRATIVE EXPENSES. All applications for award of compensation or expenses to a trustee, examiner, attorney or other professional person, and all other requests to order payment of an administrative expense, shall be made by motion under Local Rules 2016-1 or 3002-2, and shall be served and filed within 30 days after the date of this order.

      3. OBJECTIONS TO CLAIMS. All objections to proofs of claim shall be made by motion under Local Rule 3007-1, and shall be served and filed within 30 days after the date of this order, or 30 days after the claim was filed, whichever is later.

      4. OTHER PROCEEDINGS. All other motions, applications or complaints shall be filed within 60 days after the date of this order. Any time limit provided in this order may be extended or waived by the court for cause after notice and a hearing. Nothing in this order shall preclude any proceeding in another court with jurisdiction and within time limits otherwise applicable.

      5. CLERK'S CHARGES AND REPORT INFORMATION. A separate order is entered to require payment of notice or claim charges and the reporting of payments made postpetition to date of confirmation of the plan, and payments paid or to be paid thereafter, for preconfirmation debts or administrative expenses.

      6. MAILING OF NOTICE. The clerk shall forthwith mail copies of this order, as notice of entry of this order and confirmation of the plan, to the entities specified in Local Rule 9013-3 and to all creditors and other parties in interest. The proponent of the plan shall forthwith mail copies of this order as notice thereof to all equity security holders of the debtor.

Dated: May 21,2002

                                        /s/ Robert J. Kressel
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                                        ROBERT J. KRESSEL
                                        UNITED STATES BANKRUPTCY JUDGE

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                                    NOTICE OF ENTRY AND FILING ORDER OR JUDGMENT

                                      Filed and Docket Entry made on MAY 21 2002
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                                      Patrick G. De Wene, Clerk, By      imh
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